Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 6, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Aruba Networks, Inc.’s Annual Report on Form 10-K (No. 001-33347) for the year ended July 31, 2009.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 24, 2010